SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

Check the appropriate box:

_    Preliminary Information Statement

_    Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14c-5(d)(2))

X    Definitive Information Statement

                            INDUSTRIAL MINERALS, INC.
                     ---------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X    No fee required.

__ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:


__ Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                            INDUSTRIAL MINERALS, INC.
                       One Dundas Street West, Suite 2500
                        Toronto, Ontario, Canada M5G 1Z3

                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                  May 23, 2003

To The Shareholders of Industrial Minerals Incorporated:

         The "Majority Shareholders" are the holders of a total of 18,913,400 shares or approximately 52% of the total issued and outstanding stock of Industrial Minerals, Inc., a Delaware corporation (the "Company"). The Majority Shareholders intend to adopt the following resolutions by written consent in lieu of a meeting pursuant to the General Corporation Law of the State of Delaware.

1. Authorize the officers and directors of the Company to amend the Company's Articles of Incorporation to Forward Split the common shares of the Company on a two shares for one basis.





                             John Melnyk, Secretary

                                   -----------

           WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                            INDUSTRIAL MINERALS, INC.
                       One Dundas Street West, Suite 2500
                        Toronto, Ontario, Canada M5G 1Z3

                                  May 23, 2003

                               SHAREHOLDERS ACTION

         The Majority Shareholders submitted their consents to the resolutions described in this Information Statement on or about May 12, 2003, to be effective on or before June 13, 2003. As of May 12, 2003, the Majority Shareholders held of record 18,913,400 shares of the Company's common stock, or approximately 52% of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several hundred other shareholders.

         The Majority Shareholders consenting consist of John Melnyk, Chief Financial Officer, Secretary and Director, Krystar International, Ltd., Murphy's Investment Corp., Olympic View Investments, Inc., Explorer's Alliance, Ltd., Elizabeth Lorentz, Courtney Capital and Investment, Heather West, Tina DiCenzo, Harry Apigian, Max and Debra Christian, John Pittet, and Gord Deblasio.

         Holders of the common stock of record as of May 12, 2003 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by June 10, 2003, and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Delaware law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 36,031,948 shares of common stock are entitled to vote on the Company's proposed transactions described in this Information Statement.

                        THE COMPANY AND THE FORWARD SPLIT

         The Company has its executive offices at One Dundas Street West, Suite 2500 Toronto, Ontario, Canada M5G 1Z3 , and its telephone number is (416) 979-4621. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation to reflect the two for one forward split of common shares, effective June 13, 2003.

         The Board of Directors of the Company voted unanimously to implement the Amendment. The Board of Directors believes that the implementation of the Amendment will help to facilitate its future capital situations and enhance trading volume of the Company's common shares. The Company is not expected to experience a material tax consequence as a result of the Amendment.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2002 and its quarterly report on the Form 10-QSB for the quarter ending March 31, 2003 are available upon request to: John Melnyk, Secretary, Industrial Minerals, Inc., One Dundas Street West, Suite 2500 Toronto, Ontario, Canada M5G 1Z3.

   SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of May 13, 2003 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o Industrial Minerals, Inc., One Dundas Street West, Suite 2500 Toronto, Ontario, Canada M5G 1Z3.

Name and Address of                         Number of          Percent of Common
Beneficial Owner                          Shares Owned         Shares Owned
                                          Beneficially
                                          and of Record(4)
-------------------                       -------------         ------------
John Melnyk (1)(2)(3)                     1,925,400             5.3%
One Dundas Street West, Suite 2500
Toronto, Ontario, Canada M5G 1Z3

Krystar International, Ltd.               6,498,000             18%
P.O. Box N-8198
East Bay Street
Management International Building
Nassau, Bahamas, BWI

Edward V. Verby (1)(2)                      200,000             less than .1%
One Dundas Street West, Suite 2500
Toronto, Ontario, Canada M5G 1Z3

Stephen W. Weathers (2)                       2,200             less than .1%
1926 S. Xenon Street
Lakewood, CO  80228

Officers and Directors as a Group         2,127,600            5.9%

(1)     Officer
(2)     Director
(3) Includes Murphy's Investment Corp. and Olympic View Investments (beneficially John Melnyk's wife)
(4) Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The total number of issued and outstanding shares and the total number of shares owned by each person is calculated as of May 13, 2003.

                                   MANAGEMENT

         The following table lists the names and ages of the executive officers and directors of the Company and the Subsidiary. The directors will continue to serve until the next annual shareholders meeting or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

    NAME                        AGE                   POSITION WITH THE COMPANY
    ----                        ---                   -------------------------
    Edward V. Verby             60                    President and Director
    John Melnyk                 54                    Secretary, Chief Financial
                                                      Officer and Director
    Stephen W. Weathers         42                    Director
-----------------

         EDWARD V. VERBY, age 60, in 1963 earned his Bachelor of Commerce degree from Loyola College in Montreal with a major in economics. From 1963 to 1991 he worked in the tire industry retiring from Uniroyal-Goodrich Canada, Inc. where he held the position of Vice President of Sales. (This was a tire products manufacturer.) Mr. Verby became a director and later President of Great Lakes Nickel Limited, a mineral exploration venture, in 1991 resigning both positions in December of 2001. He has been a partner and director of Anderson Tire & Treads in Hamilton since 1991. (This is a tire retail company.)

         JOHN MELNYK, age 54, studied Business Administration and Commerce at the University of Alberta from 1970 to 1974. From 1974 to 1978 he managed a sales territory for McQueen Sales Company, Ltd., a distributor of photographic products. From 1978 to 1982 he was a self employed sales agent in the photographic industry. In 1982 he purchased an interest in a photo finishing lab which he sold in 1994. From 1994 to present he has been a self employed business consultant. Mr. Melnyk also served as the President and a director of Murphy's Investment Corp. a privately held Corporation which invests in various ventures. He resigned his position in March 2002. Mr. Melnyk works full time for the Company.

         STEPHEN W. WEATHERS, age 42, earned his B. S. in Geology from Boise State University. He has worked as an environmental geologist both in the mining industry and oil and gas industry. His duties included permitting, environmental compliance, environmental remediation/reclamation and natural gas asset acquisitions both in the United States and Canada. Mr. Weathers worked for Maxxim Environmental/Terracon from 1997 through 1999 and presently works in the environmental remediation division for a Duke Energy Field Services which is a natural gas processing company (1999-2002). Mr. Weathers also serves as a director of Sun River Mining, Inc. which is seeking a business acquisition.

         Under the Delaware General Corporation Law and the Company's Articles of Incorporation, as amended, the Company's directors have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

         The Board of Directors does not currently maintain an Audit Committee or a Compensation Committee, but plans to appoint an Audit Committee and a Compensation Committee in the near future. During the fiscal year ended December 31, 2002, the Board of Directors held numerous meetings.

COMPENSATION OF DIRECTORS


                     SUMMARY COMPENSATION TABLE OF DIRECTORS


                             (TO DECEMBER 31, 2002)
NAME AND PRINCIPAL        YEAR      ANNUAL        MEETING      CONSULTING         NUMBER OF     SECURITIES
                                    RETAINER      FEES ($)     FEES/OTHER FEES    OPTION        UNDERLYING OPTIONS/
POSITION                            FEES ($)                   ($)                SHARES        SARS (#)
                                                                                  EXERCISED
===============================================================================================================
Daniel C. Silva           2000          0             0            0                  0             0
(Resigned 2002)           2001          0             0            0                  0             0
                          2002          0             0            0                  0             0
-------------------------------------------------------------------------------------------------------------
Joseph L. McFarland, Jr.  2000          0             0            0                  0             0
(Resigned 2002)           2001          0             0            0                  0             0
                          2002          0             0            0                  0             0
-------------------------------------------------------------------------------------------------------------
Gary Burnie, Secretary    2000    100,000             0            0          2,000,000             0
(Resigned 2000)
-------------------------------------------------------------------------------------------------------------
Wayne Miller              2000    100,000             0            0          2,000,000             0
(Resigned 2000)
-------------------------------------------------------------------------------------------------------------
Barry Miller              2000     25,000             0            0                  0       500,000
(Resigned 2000)
-------------------------------------------------------------------------------------------------------------
Edward Verby,             2002          0             0            0                  0             0
President
-------------------------------------------------------------------------------------------------------------
John Melnyk, Secretary/   2002          0             0            0                  0             0
Treasurer, CFO
-------------------------------------------------------------------------------------------------------------
Directors as a            2000    225,000             0            0          4,000,000       500,000
Group                     2001          0             0            0                  0             0
                          2002          0             0            0                  0             0
===============================================================================================================

                             EXECUTIVE COMPENSATION

Cash Compensation.

         Compensation paid for all services provided up to December 31, 2002 (1) to each of our executive officers and (2) to all officers as a group.


SUMMARY COMPENSATION TABLE OF EXECUTIVES

                                    Cash Compensation                  Security Grants
NAME AND          YEAR      SALARY       BONUS      CONSULTING       NUMBER OF   SECURITIES        LONG TERM
PRINCIPAL                                           FEES/OTHER       SHARES      UNDERLYING        COMPENSATION/OPTION
POSITION                                            FEES ($)                     OPTIONS/
                                                                                 SARS (#)

================= ========= ============ ========== ================ =========== ================= ================
Daneil C          2000      0            0          0                0           0                 0
Silva,            2001      0            0          0                750,000*    0                 0
President         2002      0            0          0                0           0                 0
(resigned 2002)
----------------------------------------------------------------------------------------------------------
Joseph L.         2000      0            0          0                0           0                 0
McFarland Jr.     2001      0            0          0                750,000*    0                 0
Secretary         2002      0            0          0                0           0                 0
Resigned (2002)
----------------------------------------------------------------------------------------------------------
Gary Burnie,      2000      0            0          0                0           0                 0
Secretary         2001      0            0          0                0           0                 0
(Resigned 2000)   2002      0            0          0                0           0                 0
----------------------------------------------------------------------------------------------------------
John Melnyk,      2002      0            0          0                0           0                 0
Secretary/
Treasurer, CFO
----------------------------------------------------------------------------------------------------------
Edward Verby,     2002      0            0          0                0           0                 0
President
----------------------------------------------------------------------------------------------------------
Officers as a     2000      0            0          0                  550,000   0                 0
Group             2001      0            0          0                1,500,000*  0                 0
                  2002      0            0          0                0           0                 0
----------------------------------------------------------------------------------------------------------

* Shares issued in December 2001 for services rendered, valued at $15,000 for each 750,000 shares.

OPTIONS GRANTED IN LAST FISCAL YEAR

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

FISCAL YEAR-END OPTION EXERCISES AND OPTION VALUES

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

EMPLOYMENT AGREEMENT

         The Company has not entered into any employment agreements with its executive officers to date. The Company may enter into employment agreements with them in the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 31, 2002, PNW Capital, Inc. ("PNW" or the "Company"), entered into a definitive acquisition agreement to acquire Industrial Minerals Incorporated ("IMI"), a private Nevada corporation, owner of certain mineral leases located in the Townships of Head, Clara and Maria in the County of Renfrew and the Province of Ontario, Canada. The Agreement for Share Exchange was executed January 31, 2002 and approved by the Board of Directors on January 31, 2002. The negotiation was at arms length.

         Under the terms of the acquisition agreement, PNW exchanged a total of 31,511,700 shares of its common stock for 91% of the issued and outstanding shares of IMI. By February 20, 2002 the Company received executed documents from the participating shareholders of IMI representing 31,511,750 common shares (91%) for the exchange of shares of IMI for common shares of PNW on a one for one basis.

         In the transaction IMI became a wholly owned subsidiary of PNW. The Company nor its subsidiary currently have any revenue producing operations. The stockholders of IMI became stockholders of PNW, and their rights as stockholders are governed by the PNW articles of incorporation and bylaws, as currently in effect, and the laws of the State of Delaware. Following the acquisition, PNW is continuing on IMI's operations under the changed company name-Industrial Minerals Inc. PNW's then current board of directors resigned and a new board of directors was appointed after Notice pursuant to Section 14f of the Securities and Exchange Act of 1934 was mailed to shareholders. Shareholders did not vote on this appointment of directors.

         The class of persons to whom the common shares of issuer were issued was the holders of 91% of the common stock of Industrial Minerals, Inc. a Nevada Corporation. The consideration for the issuance of issuers shares was to acquire (by exchange) 91% of the shares of Industrial Minerals, Inc., a Nevada Corporation. Subsequently, in May 2002 the subsidiary, Industrial Minerals, Inc. was merged into issuer in a statutory merger of a subsidiary in to a parent pursuant to Section 253 of Delaware General Corporation Law.


                              INDEPENDENT AUDITORS

         The Board of Directors has authorized the firm of Toski, Schaefer & Co. P.C., independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2003.

                 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

         An Annual Shareholders Meeting is proposed to be held in early October 2003. Any proposal that a shareholder intends to present at the Company's 2003 Annual Meeting should have been received at the Company's principal executive office not later than June 30, 2003. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

         Nominations for directors to be elected at the 2003 Annual Meeting, other than those made by the Board of Directors, should be submitted to the Secretary of the Company no later than June 30, 2003. The nomination should include the full name of the nominee and a description of the nominee's background in compliance with Regulation S-K of the reporting rules of the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO JOHN MELNYK, SECRETARY, INDUSTRIAL MINERALS, INC. ONE DUNDAS STREET WEST, SUITE 2500, TORONTO, ONTARIO, CANADA M5G 1Z3, TELEPHONE (416) 979-4621, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.

INDUSTRIAL MINERALS, INC.


/s/John Melnyk
-------------------------------------
John Melnyk, Chief Financial Officer,
Secretary and Director